UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

                    Establishment of Performance Goals. On April 24, 2006, the Compensation and Management Resources Committee of the Board of Directors of Foot Locker, Inc. (the “Company”) established the performance goals for the 2006-2008 Performance Period under the Long-Term Incentive Compensation Plan based on the Company’s three-year average return-on-invested capital.

                    Under the Long-Term Plan, individual target awards are expressed as a percentage of the executive’s annual base salary. The amounts shown in the table below under the column headed Annual Base Salary represent the annual rate of base salary for 2006 for each of the following executive officers included as Named Executive Officers in the Company’s 2006 proxy statement. The amounts shown in the columns headed “Threshold,” “Target,” and “Maximum” represent 22.5 percent, 90 percent and 180 percent, respectively, of the annual base salary rates in the first year of the performance period for each of these executive officers and represent the amount that would be paid to each of them at the end of the performance period if the Company achieves the established goals.

Name	Annual Base Salary	Performance Period	Threshold	Target	Maximum

Matthew D. Serra	$1,500,000	2006-2008	$337,500	$1,350,000	$2,700,000
Richard T. Mina	850,000	2006-2008	191,250	765,000	1,530,000
Gary M. Bahler	525,000	2006-2008	118,125	472,500	945,000
Jeffrey L. Berk	473,063	2006-2008	106,439	425,757	851,513
Laurie J. Petrucci	468,573	2006-2008	105,429	421,716	843,431

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: April 25, 2006	By:	/s/ Gary M. Bahler

Senior Vice President ,General Counsel and Secretary